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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of BancFirst Corporation on Form S-4/A (File No. 333-59913) and of our report dated April 2, 1999 on our audit of the consolidated financial statements of BancFirst Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Oklahoma City, Oklahoma
April 13, 1999